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                                                                   Exhibit 10.36

                             THERATX, INCORPORATED

                       EXECUTIVE OFFICER SEVERANCE POLICY


         TheraTx, Incorporated (the "Company") believes that the key to its continued success is the retention of its team of Executive Officers. In order to retain those Executive Officers, and to assure them of adequate severance pay in the event of a Change of Control, as defined below, the Company adopts the following policy, effective as of April 25, 1996.

EXECUTIVE OFFICERS TO WHICH THE POLICY IS APPLICABLE

         This policy is applicable to each person specifically designated by the Board of Directors as an "Executive Officer." This policy shall not cover individuals designated as presidents or vice presidents of the Company, its subsidiaries, divisions or otherwise, unless the Board has specifically designated such individual as an Executive Officer.

SEVERANCE BENEFITS

         Upon the occurrence of any of the events set forth below, each Executive Officer shall be entitled to receive from the Company: (i) an amount equal to such Executive Officer's base salary, at the rate then in effect, for a period of twenty (20) months, in the case of each corporate vice president, and for a period of twenty four (24) months, in the case of each senior vice president and the president and (ii) an amount equal to the then current one month health care insurance premium paid by the Company for such Executive Officer, multiplied by twenty (20) or twenty four (24), as the case may be.
All severance benefits shall be paid to the Executive Officer in a lump sum on the date of such Executive Officer's termination of employment with the Company. In addition to the foregoing benefits, in the event that the total value of all payments which vest or become due to an Executive Officer upon the occurrence of any of the events described below shall become subject to the federal excise tax on excess severance benefits (or any similar successor tax) the Company shall pay to such Executive Officer a bonus in an amount equal to 145% of the excise tax initially payable by such executive. The Company shall not, however, pay a bonus attributable to such excise taxes to the extent such taxes are attributable to accelerated vesting on options initially granted, or restricted stock initially made available for sale, within one year of the Change of Control. For the purpose of the foregoing, options that are repriced or otherwise changed shall be considered granted at the time of their initial grant date.

EVENTS TRIGGERING SEVERANCE BENEFITS

         Each Executive Officer of the Company shall be entitled to receive the severance benefits set forth above in the event of a Change of Control of the Company and (i) such Executive Officer is not offered employment following the Change of Control; or (ii) such Executive Officer is offered employment following the Change of Control, but declines to accept because such

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employment is conditioned upon any of the following (each of which is referred to as a"Condition of Employment"):

                 (i) a change in the Executive Officer's principal work location which is more than one hundred (100) miles from the Executive Office's principal work location prior to the Change in Control and without the Executive Officer's written concurrence; or

                 (ii) the Executive Officer's base salary is reduced from its level immediately prior to the Change in Control; or

                 (iii) the Executive Officer's new duties are inconsistent with, or result in a reduction of the powers or functions associated with, such Executive Officer's position, duties, responsibilities and status with the Company prior to the Change in Control. Such determination shall be based on all relevant facts and circumstances, provided, however, that, with respect to all Executive Officers other than the Company's president, if there is any dispute regarding such determination, such determination shall be made in the good faith judgment of the president following the Change of Control (but only if such president is the same individual who was the president of the Company immediately preceding the Change of Control).

         Such Executive Officers shall also be entitled to receive the severance benefits set forth above if, after accepting employment following the Change of Control, such Executive Officer's employment is terminated, prior to the expiration of twenty (20) months from the Change of Control, in the case of a corporate vice president, or twenty four (24) months from the Change of Control, in the case of a senior vice president or the president, (i) voluntarily or involuntarily due to the subsequent imposition of a Condition of Employment or (ii) for any reason other than for good cause. For the purposes of this severance policy of the Company, the term "good cause" shall mean only any one or more of the following: (i) the commission in the course of such Executive Officer's employment of any dishonest or fraudulent act; (ii) the conviction of a felony, whether or not committed in the course of employment; or (iii) the willful and knowing disclosure of any trade secrets or confidential Company information to persons not authorized to receive such confidential information. However, if an Executive Officer accepts employment with the acquiring or surviving entity and his or her employment is substantially terminated for good cause, any severance benefits not paid as of the date of such termination shall be forfeited. In addition, if any Executive Officer accepts employment with the acquiring or surviving entity and remains in such employment for a period of twenty (20) months or more, in the case of a corporate vice president, or twenty four (24) months or more, in the case of a senior vice president or the president, such Executive Officer shall be entitled to no severance benefits under this policy of the Company.

CHANGE OF CONTROL

         For the purposes of this severance policy, the term "Change in Control" means any one or more of the following:

                 (i) the successful acquisition by a person or related group of persons, (other than the Company or a person that directly or indirectly controls, is controlled by or is under
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common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a transaction or series of related transactions which the Board does not at any time recommend the Company's stockholders to accept or approve;

                 (ii) the first date within any period of thirty-six (36) consecutive months or less on which there is effected a change in the composition of the Company's Board such that a majority of the Board ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been members of the Company's Board continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board;

                 (iii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                 (iv) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company;

                 (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger; or

                 (vi) the issuance by the Company of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (determined after such issuance) in a single transaction or a series of related transactions.